Press Release
Contact:
Edward G. Sloane, Jr.
Chief Financial Officer
First Business Financial Services, Inc.
608-232-5970
esloane@firstbusiness.com

First Business Declares Quarterly Cash Dividend

MADISON, WI - October 25, 2019 - First Business Financial Services, Inc. (“First Business”) (Nasdaq: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.15 per share which is equivalent to a dividend yield of 2.39% based on Thursday’s market close price of $25.08. The quarterly dividend is the same as the quarterly dividend declared in July 2019, and, based on our third quarter 2019 earnings per share, represents a dividend payout ratio of 25.4%. This regular cash dividend is payable on November 14, 2019 to shareholders of record at the close of business on November 4, 2019.

Corey Chambas, President and Chief Executive Officer, stated, “Third quarter results were highlighted by strong deposit growth, improved asset quality and positive operating leverage. The payment of regular cash dividends remains a priority for First Business as we maintain our commitment to provide a consistent return to our shareholders while retaining sufficient capital to meet the needs of our strategic growth initiatives.”

About First Business Financial Services, Inc.
First Business Financial Services is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives and high net worth individuals. First Business offers commercial banking, specialty finance and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s 2018 annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

### End of Release ###